September 21, 1999

GE Capital Mortgage Funding Corporation
Three Executive Campus
Suite W602
Cherry Hill, New Jersey  08002

     Re:    GE Capital Mortgage Funding Corporation 1999-HE3 Trust
            REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3
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Ladies and Gentlemen:

     I am Vice President and General Counsel of GE Capital Mortgage Services, Inc., A New Jersey corporation ("GECMSI"), the sole shareholder of GE Capital Mortgage Funding Corporation, a Delaware corporation ("GECMFC"), and, in such capacity, I am familiar with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), of the registration statement on Form S-3 (File Nos. 333-68951-01 and 333-68951) as amended to the date hereof (the "Registration Statement"), by GECMFC and GECMSI relating to the registration of $15,000,000,000 aggregate principal in respect of mortgage pass-through certificates issuable in series; (ii) the proposed issuance of REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3 (the "Certificates") by GE Capital Mortgage Funding Corporation 1999-HE3 Trust under a Pooling and Servicing Agreement, dated as of September 1, 1999 (the "Pooling and Servicing Agreement"), among GECMFC, as depositor, GECMSI, as servicer, and Bank One, National Association, as trustee, and (iii) the sale of certain classes of the Certificates (the "Offered Certificates") by GECMFC to Prudential Securities Incorporated and Greenwich Capital Markets, Inc. (the "Underwriters") pursuant to an underwriting agreement dated September 21, 1999, as amended and supplemented by a terms agreement dated the date hereof (together, the "Underwriting Agreement") between GECMFC and the Underwriters for public offer and resale of the Certificates by the Underwriters pursuant to a Prospectus Supplement dated the date hereof to the Prospectus dated September 21, 1999, relating to the Registration Statement.

     In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such documents, agreements and instruments, such corporate records of GECMFC and GECMSI and such other instruments and other certificates of public officials, officers and representatives of GECMFC and GECMSI and such other persons and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine, and have assumed and not verified the accuracy as to factual matters of each document I have reviewed.

     Based on the foregoing, it is my opinion that (a) (i) the execution, delivery and performance by GECMFC of the Pooling and Servicing Agreement, (ii) the issuance of the Certificates pursuant to the Pooling and Servicing Agreement and (iii) the sale of the Offered Certificates by GECMFC pursuant to the Underwriting Agreement have been duly authorized by GECMFC, and (b) the execution, delivery and performance by GECMSI of the Pooling and Servicing Agreement has been duly authorized by GECMSI.

     In giving the foregoing opinions, I express no opinion as to the laws of any jurisdiction other than the General Corporate Law of the State of Delaware and the laws of the State of New Jersey.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement without admitting that I am an "expert" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.


                                    Very truly yours,

                                    /s/ Thomas F. Kleissler
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                                    Thomas F. Kleissler